                              EXHIBIT 99
                  Firstbank Corporation 401(k) Plan
                          Performance Table

                                INITIAL
                               INVESTMENT        VALUE        VALUE         VALUE
FUND                           ON 12/31/95   ON 12/31/96   ON 12/31/97   ON 12/31/98
Firstbank Corporation                            32.123%        44.203%        26.495%
Common Stock                $    1,000.00     $1,321.23      $1,905.23    $  2,410.05

Federated Money
Market for U.S.                                    5.06%          5.22%          5.11%
Treasury Obligation         $    1,000.00     $1,050.60      $1,105.44    $  1,161.93

Federated Capital                                  5.70%          5.86%          5.64%
Preservation Fund           $    1,000.00     $1,057.00      $1,118.94    $  1,182.05

Vanguard Fixed Income                              3.58%          9.44%          8.60%
Total Bond Fund             $    1,000.00     $1,035.80      $1,133.58    $  1,231.07

Vanguard Fixed Income
Long-Term Corporate                                1.20%         13.79%          9.20%
Bond Fund                   $    1,000.00     $1,012.00      $1,151.55    $  1,257.50

                                                  21.17%         34.42%         17.26%
Federated Stock             $    1,000.00     $1,211.70      $1,628.77    $  1,909.89

Vanguard Index                                    22.86%         33.21%         28.60%
500 Fund                    $    1,000.00     $1,228.60      $1,636.62    $  2,104.69

American Century                                  13.85%         23.13%         34.55%
20th Century Ultra          $    1,000.00     $1,138.50      $1,401.84    $  1,886.17

Warburg Pincus
Emerging Growth                                    9.87%         21.27%          5.82%
Fund                        $    1,000.00     $1,098.70      $1,332.39    $  1,409.94

T. Rowe Price
International                                     15.99%          2.70%         16.14%
Stock Fund                  $    1,000.00     $1,159.90      $1,191.22    $  1,383.48

Vanguard
International                                     14.65%          4.12%         16.93%
Growth Fund                 $    1,000.00     $1,146.50      $1,193.74    $  1,395.84

Fidelity Overseas                                 13.10%         10.92%         12.84%
Fund                        $    1,000.00     $1,131.00      $1,254.51    $  1,415.58

American Century - 20th
Century International                             31.18%          17.48%        17.86%
Discovery Fund              $    1,000.00     $1,311.80       $1,541.10   $  1,816.34
